Exhibit 99.1

FOR IMMEDIATE RELEASE

Altisource Asset Management Corporation Announces New
Asset Management Agreement with Altisource Residential Corporation

FREDERIKSTED, United States Virgin Islands, March 31, 2015 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced that it has entered into a new Asset Management Agreement (“AMA”) with Altisource Residential Corporation (“Residential”).

Highlights of the new AMA are as follows:

•
AAMC will be Residential’s exclusive asset manager for an initial term of 15 years from the date of the new AMA, subject to two additional five-year automatic renewal terms if Residential achieves an average annual return on invested capital of at least 7%.

•	A new fee structure for AAMC will replace the existing fee structure, as follows:

◦
An annual base management fee equal to 1.5% of Residential’s invested capital, payable quarterly in arrears, potentially increasing to a base management fee of up to 2% of invested capital, based on the number of Residential’s rented homes;

◦
A quarterly incentive management fee equal to 20% of the amount by which Residential’s return on invested capital exceeds a hurdle return rate of between 7% and 8.25% (based on the 10-year treasury rate), potentially increasing to an incentive management fee of up to 25% of such amount, based on the number of Residential’s rented homes; and

◦	A quarterly conversion fee equal to 1.5% of the market value of the single-family homes leased by Residential for the first time during the quarter.

•
Residential will no longer be required to reimburse AAMC for the compensation-related expenses of AAMC’s employees, including salaries, bonuses, benefits, wages and payroll taxes, as such amounts will be covered with the base management fee.

•	Residential shall be entitled, at its option, to pay up to 25% of the incentive management fee to AAMC in shares of its common stock.

George Ellison, Chief Executive Officer of AAMC, commented, “Following an extensive negotiation process, we believe that we have modified the Asset Management Agreement in a way that benefits both AAMC and Residential and their respective shareholders while solidifying a long term relationship between the companies. We believe the new agreement will promote the growth of Residential and thereby contribute to the long term prospects for AAMC.”

Webcast and conference call

The Company will host a webcast and conference call on Wednesday, April 1, 2015, at 11:30 a.m. Eastern Time to discuss the new AMA and AAMC’s financial results for the fourth quarter and full year of 2014. The conference call will be webcast live over the internet from the Company’s website at www.altisourceamc.com and can be accessed by clicking on the “Shareholders” link.

About AAMC
AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.
Forward-looking statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC’s Annual Reports on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.
CONTACT:        Robin N. Lowe
        Chief Financial Officer
T: 1-345-815-9919
        E: Robin.Lowe@AltisourceAMC.com